EXHIBIT 99.1

enherent Corp. reports 2007 fourth quarter and year end results –

$710,000 improvement in net income from prior year and $1,655,000 in 2007 Adjusted EBITDA

FOR IMMEDIATE RELEASE

Roseland, New Jersey (March 28, 2008) - enherent Corp. (OTC BB: ENHT, www.enherentcorp.com), an information technology services company, today announced its results for the fourth quarter of 2007 and the year ended December 31, 2007.

Fourth Quarter 2007 Financial Results

Revenues for the fourth quarter ended December 31, 2007 were $7.5 million, compared to revenues of $8.1 million in the quarter ended December 31, 2006. The decrease was attributable primarily to a decrease in the number of software and equipment sales and a reduction in billable consultants at certain customer accounts. Net income decreased by approximately $23,000 to $118,000, or $0.00 per diluted share, for the fourth quarter of 2007 as compared to net income of approximately $141,000, or $0.00 per diluted share, for the comparable quarter of 2006. The decrease in net income resulted primarily from increased operating costs as a result of a severance expense charge of $116,000 during the quarter. Earning before interest, taxes, depreciation and amortization, or EBITDA, totaled $351,000 for the fourth quarter of 2007 as compared to $402,000 for the comparable quarter of 2006. EBITDA, adjusted to add back stock-based compensation, deferred compensation and severance charges, or Adjusted EBITDA, totaled $494,000 for the fourth quarter of 2007 as compared to $426,000 for the comparable quarter of 2006.

Full Year 2007 Financial Results

Revenues for the year ended December 31, 2007 were $30.7 million compared to $30.1 million in the year ended December 31, 2006. The increase was attributable primarily to higher bill rates and an increase in the number of billable consultants deployed at certain key clients, partially offset by a decrease in the number of billable consultants deployed at certain other key clients. The Company reported a net income of approximately $412,000, or $0.01 per diluted share, for the year ended December 31, 2007 compared with a net loss of approximately $298,000, or $(0.01) per diluted share, for the year ended December 31, 2006. The increase of $710,000 was due primarily to cost reductions made by the Company that resulted in a relative decrease in selling and recruiting payroll costs, general and administrative payroll costs and other operating expenses during the year ended December 31, 2007. Earning before interest, taxes, depreciation and amortization, or EBITDA, totaled $1.4 million for the year ended December 31, 2007 as compared to $766,000 for the year ended December 31, 2006. EBITDA, adjusted to add back stock-based compensation, deferred compensation and severance charges, or Adjusted EBITDA, totaled $1,655,000 for the year ended December 31, 2007 as compared to $955,000 for the year ended December 31, 2006.

Pamela Fredette, Chairman, CEO and President, commenting on the financial results for 2007, said “We are proud of what we accomplished this year and are pleased with our full year financial operating results. Notably, as a result of the initiatives we have taken to improve our cost structure over the past few years, we have significantly improved our profitability and are better positioned to react to changes in market conditions. We look forward to building on this momentum with a strategy focused on organic and acquired growth and improved profitability. We continue to review acquisition candidates and pursue alliances with organizations that may create new service possibilities and growth opportunities.”

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on certain assumptions and analyses made by the Company derived from its experience and perceptions. Actual results and developments may vary materially from those described because they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, future demand for the Company’s services; general economic, market and business conditions; the Company’s ability to increase the amount of services rendered to existing clients and develop new clients and reduce costs of providing services; the Company’s ability to recruit and retain IT professionals; and various other factors discussed in the Company’s filings with the Securities and Exchange Commission including those set forth under Item 1A of the Company’s recent Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.

NON-GAAP Financial Measures:

enherent Corp. utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. The Company considers the use of non-GAAP financial measures helpful in assessing its current financial performance and prospects for the future. While the Company uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, the Company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the Company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the fourth quarter and the fiscal years 2007 and 2006, The Company excluded items in the following general categories, each of which are described below:

Stock-based Compensation and Deferred Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods. In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Earnings Before Interest, Taxes, Depreciation and Amortization. The press release contains references to EBITDA and Adjusted EBITDA and provides reconciliations of EBITDA and Adjusted EBITDA to Net income (loss) on the face of the attached statements of operations. The Company’s management believes that EBITDA is used by investors and analysts as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. In order to fully assess the Company’s financial operating results, management believes that EBITDA is an appropriate measure of evaluating the Company’s operating performance, because it eliminates the effects of financing and accounting decisions. This measure is also significant to institutional lenders, and is considered an important internal benchmark of performance by the Company. The Company’s management uses EBITDA to measure the Company’s performance against internal performance targets, which are based on EBITDA. In addition, the Company further excludes stock-based compensation, deferred compensation and severance charges in calculating Adjusted EBITDA. The Company believes excluding severance and deferred compensation charges, as well as the non-cash charges for stock-based compensation, allows for a better assessment of its normalized internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1) GAAP stands for Generally Accepted Accounting Principles.

CONTACT INFORMATION:

Lori Stanley

enherent Corp.

lstanley@enherentcorp.com

(973) 795-1290

ENHERENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND 2006

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,121,694	$631,656
Accounts receivable, net of allowance for doubtful accounts of $55,492 and $50,492 at December 31, 2007 and 2006	3,844,726	4,320,334
Prepaid expenses and other current assets	143,981	134,854

Total current assets	5,110,401	5,086,844
Furniture, equipment and improvements, net	179,794	174,506
Goodwill	4,334,278	4,334,278
Other intangible assets, net	225,000	325,000
Deferred financing costs, net	280,986	85,812
Other assets	41,833	31,376

TOTAL	$10,172,292	$10,037,816

LIABILITIES
Current liabilities:
Revolving credit facility	$2,824,691	$2,852,628
Current portion of long-term debt	577,311	758,335
Accounts payable and accrued expenses	2,884,320	3,186,815
Deferred revenue	169,647	171,275
Accrued compensation and benefits	1,005,359	853,979

Total current liabilities	7,461,328	7,823,032
Long-term liabilities:
Long-term debt, net of current portion above	2,956,189	3,234,184

Total liabilities	10,417,517	11,057,216

Commitments and contingencies
CAPITAL DEFICIENCY
Preferred stock, $.001 par value; authorized—10,000,000 shares, issued-none	—	—
Common stock, $.001 par value, authorized—101,000,000 shares, issued and outstanding—52,375,653, shares in 2007 and 50,361,451 shares in 2006	52,376	50,361
Additional paid-in capital	27,616,974	27,256,889
Accumulated deficit	(27,914,575)	(28,326,650)

Total capital deficiency	(245,225)	(1,019,400)

TOTAL	$10,172,292	$10,037,816

ENHERENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenues:
Service revenue	$27,911,795	$27,486,679
Equipment and software revenue	2,774,503	2,633,509

Total revenues	30,686,298	30,120,188

Cost of revenues:
Cost of services	21,311,281	21,084,983
Cost of equipment and software	2,345,443	2,026,493

Cost of revenues	23,656,724	23,111,476

Gross profit	7,029,574	7,008,712

Operating expenses:
Selling, general and administrative	5,649,088	6,242,670
Depreciation and amortization expense	307,664	296,955

Total operating expenses	5,956,752	6,539,625

Operating income	1,072,822	469,087
Interest expense	(647,037)	(738,596)

Income (loss) before income taxes	425,785	(269,509)
Provision for income taxes	(13,710)	(28,000)

NET INCOME (LOSS)	$412,075	$(297,509)

Basic net income (loss) per share	$0.01	$(0.01)

Diluted net income (loss) per share	$0.01	$(0.01)

Number of shares used in computing basic net income (loss) per share	51,345,255	50,361,173

Number of shares used in computing diluted net income (loss) per share	52,061,649	50,361,173

ENHERENT CORP. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2007 AND 2006

(Unaudited)

	Three Months Ended		Years Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income (loss), as reported	$117,887	$140,529	$412,075	$(297,509)
Interest (income) expense, net	141,580	179,413	647,037	738,596
Taxes	3,475	17,000	13,710	28,000
Depreciation and amortization	88,205	65,448	307,664	296,955

EBITDA	351,147	402,390	1,380,486	766,042
Adjustments:
Stock based compensation	26,500	24,000	157,500	165,000
Severance expense	116,523	—	116,523	—
Deferred compensation	—	—	—	24,295

Adjusted EBITDA	$494,170	$426,390	$1,654,509	$955,337